EXHIBIT 99.3
                   PROFIT SHARING PLAN AND TRUST

                         FOR EMPLOYEES OF

                    ORANGE-CO OF FLORIDA, INC.



 SECTION   INDEX                                         PAGE

                            ARTICLE  I
                            DEFINITIONS

     1.1  "Active Participant"                              1
     1.2  "Aggregate Account"                               1
     1.3  "Aggregation Group"                               1
     1.4  "Anniversary Date"                                1
     1.5  "Annual Addition"                                 2
     1.6  "Beneficiary" or "Beneficiaries"                  2
     1.7  "Break in Service"                                2
     1.8  "Cash Out"                                        2
     1.9  "Code"                                            2
     1.10 "Compensation"                                    2
     1.11 "Defined Benefit Plan Fraction"                   3
     1.12 "Defined Contribution Plan Fraction"              3
     1.13 "Determination Date"                              4
     1.14 "Employee"                                        4
     1.15 "Employer"                                        4
     1.16 "Employer Contribution Account"                   5
     1.17 "ERISA"                                           5
     1.18 "Excess Amount"                                   5
     1.19 "Fiduciary"                                       5
     1.20 "Fiscal Year"                                     5
     1.21 "Forfeiture"                                      5
     1.22 "Highly Compensated Employee"                     5
     1.23 "Hour of Service"                                 6
     1.24 "Investment Manager"                              7
     1.25 "Involuntary Cash Out"                            7
     1.26 "Key Employee"                                    7
     1.27 "Limitation Year"                                 8
     1.28 "Maximum Permissible Amount"                      8
     1.29 "Non-Highly Compensated Employee"                 8
     1.30 "Non-Key Employee"                                8
     1.31 "Owner-Employee"                                  9
     1.32 "Participant"                                     9
     1.33 "Participant Directed Account"                    9
     1.34 "Permissive Aggregation Group"                    9
     1.35 "Plan"                                            9
     1.36 "Plan Administrator" or "Administrator"           9
     1.37 "Plan Year"                                       9
     1.38 "Qualifying Employer Real Property"               9
     1.39 "Qualifying Employer Securities"                  9
     1.40 "Required Aggregation Group"                      9
     1.41 "Retirement Date"                                 9
     1.42 "Segregated Account"                              9
     1.43 "Shareholder-Employee"                           10
     1.44 "Total and Permanent Disability"                 10
     1.45 "Trustee"                                        10
     1.46 "Trust Fund" or "Trust"                          10
     1.47 "Valuation Date"                                 10
     1.48 "Vested Interest"                                10
     1.49 "Voluntary Cash Out"                             10
     1.50 "Year of Service"                                10


                            ARTICLE  II
                            ELIGIBILITY

     2.1  Qualification as a Participant                   11
     2.2  Notice of Participation                          11
     2.3  Leave of Absence                                 11
     2.4  Reparticipation                                  11
     2.5  Omission of Eligible Employee                    11
     2.6  Inclusion of Ineligible Employee                 12


                           ARTICLE  III
                       TOP-HEAVY  PROVISIONS

     3.1  Special Top-Heavy Plan Requirements              12
     3.2  Determination of Top-Heavy Status                12


                            ARTICLE  IV
                           CONTRIBUTIONS

     4.1  Employer Contributions                           13
     4.2  Maximum  Limitation Applicable to
           Combination  of Defined Contribution Plans      13
     4.3  Time of Payment of Employer Contributions        13


                            ARTICLE  V
                            ALLOCATIONS

     5.1  Minimum Allocations for Top-Heavy Plan Years     14
     5.2  Allocation Formula                               14
     5.3  Overall Limitation of Benefits                   15
     5.4  Adjustment for Excess Annual Additions           16
     5.5  Segregated Accounts for Participants             16


                            ARTICLE  VI
                            VALUATIONS

     6.1  Valuation of the Trust Fund                       16
     6.2  Method of Valuation                               16


                           ARTICLE  VII
               DETERMINATION  OF  AGGREGATE  ACCOUNT

     7.1  Determination of Vested Interest Upon Retirement  17
     7.2  Determination of Vested Interest Upon Death;
          Beneficiaries                                     17
     7.3  Determination of Vested Interest Upon Total and
          Permanent Disability                              17
     7.4  Determination of Vested Interest Upon Termination
          of Employment                                     18


                           ARTICLE  VIII
                    DISTRIBUTION  OF  BENEFITS

     8.1  Distributable Events                              20
     8.2  Distribution of Aggregate Account                 20
     8.3  Cash  Out of Vested Interest in Aggregate
          Account Upon Termination of Employment            20
     8.4  Commencement of Distributions                     20
     8.5  Distributions in Cash or in Kind                  21
     8.6  Distributions to Minors and Incompetents          21
     8.7  Location of Participant or Beneficiary Unknown    21
     8.8  Qualified Domestic Relations Orders               22


                            ARTICLE  IX
                      MINIMUM  DISTRIBUTIONS

     9.1  Minimum Distributions                             22
     9.2  Required Beginning Date                           22
     9.3  Limits on Distribution Periods                    22
     9.4  Determination of Amount to be Distributed
          Each Year                                         23
     9.5  Death Distribution Provisions                     23
     9.6  Definitions                                       24


                            ARTICLE  X
    FIDUCIARY  RESPONSIBILITY  AND  INVESTMENT  OF  PLAN  FUNDS

     10.1 Basic Responsibilities of Trustee                 26
     10.2 Assets Held as Single Fund                        26
     10.3 Powers of Trustee                                 26
     10.4 Selection of Investment Objectives                27
     10.5 Directed Investment by Investment Manager         28
     10.6 Directed Investment by Participants               28
     10.7      Powers and Duties of Plan Administrator      30
     10.8      Records and Reports                          30
     10.9      Compensation of the Trustee and
               Administrative Expenses of the Trust         30
     10.10     Communication to Trustee to be in Writing    31
     10.11     Taxes                                        31
     10.12     Fiduciary Responsibility                     31
     10.13     Removal and Resignation of Trustee           32
     10.14     Bonding                                      32


                            ARTICLE  XI
                     PARTICIPATING  EMPLOYERS

     11.1 Adoption by Other Employers                       32
     11.2 Contributions by Employer and Participating
          Employers                                         32
     11.3 Employee Transfers and Terminations               33
     11.4 Designation of Employer as Agent                  33
     11.5 Expenses Shared by Participating Employers        33
     11.6 Amendment                                         33
     11.7 Discontinuance of Participation                   33


                           ARTICLE  XII
                    AMENDMENT  AND  TERMINATION

     12.1 Right to Amend                                    34
     12.2 Right to Terminate                                34
     12.3 Permanent Discontinuance of Contributions         34


                           ARTICLE  XIII
                           MISCELLANEOUS

     13.1 Exclusive Benefit of Participants                 34
     13.2 Plan Does Not Restrict Employer's Employment and
          Business Policies                                 34
     13.3 Rights Against Employer                           34
     13.4 Intention to Continue Plan                        35
     13.5 Assumption of Plan by Successor                   35
     13.6 Predecessor Employer                              35
     13.7 Controlled or Affiliated Service Groups           35
     13.8 Leased Employees                                  36
     13.9 Interest in Trust not Subject to
          Creditors' Claims                                 36
    13.10 Internal Revenue Service Approval of Employer's
          Plan                                              36
    13.11 Mistake of Fact                                   37
    13.12 Disallowance of Deduction                         37
    13.13 Restrictions on Return of Contributions           37
    13.14 Claims                                            37
    13.15 Direct Rollovers                                  37
    13.16 Agent for Service of Process                      38
    13.17 Masculine, Feminine                               38
    13.18 Applicable Law                                    38

                   PROFIT SHARING PLAN AND TRUST

                         FOR EMPLOYEES OF

                    ORANGE-CO OF FLORIDA, INC.


         THIS AGREEMENT  is made and entered into this       day of
December 20, 1994, by and between Orange-co of Florida, Inc., a Florida corporation (the "Employer"), and B. H. Griffin, III (the "Trustee").


         WHEREAS, the Employer desires to recognize the contri bution made to its successful operation by its employees and to reward that contribution by means of a Profit Sharing Plan for those employees who qualify as participants hereunder; and

         WHEREAS,   the  Profit  Sharing  Plan  provides  for  the
establishment of a Trust into which contributions may be made by the Employer for later distribution to the participants, their beneficiaries or their estates; and

         WHEREAS, this Profit Sharing Plan is intended to be quali fied under Section 401(a) of the Internal Revenue Code of 1986, as amended, and the Trust is intended to be exempt from taxation under
Section 501(a) thereof.

         NOW, THEREFORE, effective January 1, 1993 (the "Effective Date"), the Employer hereby adopts this Profit Sharing Plan and creates a Trust hereunder as the funding vehicle for the exclusive benefit of the participants and their beneficiaries, and the Trustee hereby accepts the Profit Sharing Plan and Trust on the terms and conditions set forth herein.



                            ARTICLE  I
                            DEFINITIONS

DEFINITIONS:

         1.1 "Active Participant" means any Participant who, with respect to a Plan Year, is eligible to participate in the Plan under Article and (i) is eligible to receive an allocation of the Employer contribution under Section or (ii) if the Plan is a Top-Heavy Plan (as defined in Section ) for that Plan Year, is a Non-Key Employee and is employed by the Employer on the last day of the Plan Year. Notwithstanding the above, any Participant who is considered an Active Participant solely because of clause (ii) of the preceding sentence shall not be considered an Active Participant for the Plan Year to the extent that the sum of the allocations (other than earnings) to his Employer Contribution Account for the Plan Year exceeds the lesser of three percent (3%) of the Participant's Compensation or the greatest contribution (expressed as a percentage of Compensation) made on behalf of any Key Employee, taking into account the sum of all Employer contributions (excluding earnings) allocated to such Key Employee's Employer Contribution Account for that Plan Year. A Participant's status as an Active Participant will be determined without regard to such Participant's attainment of any age.

         1.2 "Aggregate Account" means, with respect to a Par ticipant, the value of all accounts established and maintained on behalf of the Participant.

         1.3 "Aggregation Group" means either a Permissive Aggre gation Group or a Required Aggregation Group, as hereinafter defined.

         1.4   "Anniversary Date" means the last day  of  the  Plan
Year.

         1.5 "Annual Addition" means the sum of the following amounts credited to a Participant's accounts for a Limitation Year:

             (a)    Employer contributions;

             (b)    Forfeitures;

             (c) amounts allocated to an individual medical benefit account (as defined in Section 415(1)(2) of the Code) that is part of a pension or annuity plan maintained by the Employer; and

             (d) amounts derived from contributions that are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in
Section 419A(d)(3) of the Code) under a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by the Employer.

         1.6 "Beneficiary" or "Beneficiaries" means the person or persons to whom a deceased Participant's Aggregate Account is payable.

         1.7 "Break in Service" means a twelve (12) consecutive month period (the "computation period") during which an Employee has not completed more than 200 Hours of Service with the Employer. Notwithstanding the preceding sentence, a Break in Service shall not result from an authorized leave of absence, as defined in Section , and shall not occur in a computation period during which an Employee becomes a Participant or in which he retires, dies or suffers Total and Permanent Disability.

         In determining whether an Employee incurred a Break in Service for a computation period in which, or following which, a maternity or paternity absence (as defined below) occurs, the Hours of Service which normally would have been credited but for the maternity or paternity absence (or 8 Hours of Service per day if the Plan Administrator is unable to determine the Hours of Service which normally would have been credited) shall be credited to the computation period in which such absence begins, if the Employee would incur a Break in Service if the hours were not so credited; in all other cases the Hours of Service shall be credited to the following computation period. Notwithstanding the above, the total Hours of Service credited under a maternity or paternity absence shall not exceed 201 hours.

         A "maternity or paternity absence" is one in which an Employee is absent from work because of (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee in connection with the adoption of such child by the Employee or (iv) the caring for the child immediately following such birth or placement. As a con dition of the receipt by an Employee of credit for Hours of Service pursuant to this Section, the Administrator may require that the Employee timely furnish such information as is reasonably necessary to establish that the absence from work was for a cause stated in subparagraphs (i) through (iv) above and to verify the number of days attributable to such cause.

         1.8 "Cash Out" means either an Involuntary Cash Out or Voluntary Cash Out.

         1.9 "Code" means the Internal Revenue Code of 1986, as amended.

        1.10 "Compensation" means, with respect to any Participant, wages, tips and other payments described in Treasury Regulation
Section 1.415-2(d)(11)(i) (W-2 earnings) actually paid to such Participant during the Plan Year for services rendered to the Employer. Compensation shall not include contributions that are made by the Employer on behalf of a Participant to a cafeteria plan, as defined in Section 125 of the Code, or amounts contributed pursuant to Sections 402(a)(8), 402(h) and 403(b) of the Code, and shall not include (i) relocation expenses and (ii) taxable life insurance premiums. For purposes of this Section, in the case of a Participant's first year of participation or reparticipation in the Plan, Compensation will be based on the Participant's Compensation for that portion of the Plan Year during which he was a Partici pant; however, for purposes of the minimum allocations required under Section , the Participant's Compensation for the entire Plan Year shall be taken into account.

        Notwithstanding the foregoing, however, the Compensation of each Participant taken into account under the Plan for any year shall not exceed $200,000 for Plan Years beginning before January 1, 1994, and $150,000 for Plan Years beginning after December 31, 1993, as adjusted by the Secretary of the Treasury at the time and in the manner prescribed under Section 415(d) of the Code (the "compensation limitation"). For this purpose, the dollar increase in effect on January 1 of any calendar year is effective for Plan Years beginning in such calendar year. If any Plan Year contains fewer than twelve (12) calendar months, then the annual compensation limitation is an amount equal to the annual compensation limitation for the calendar year in which the compensation period begins, multiplied by the ratio obtained by dividing the number of full months in the period by twelve (12). In determining the Compensation of a Participant for purposes of the compensation limitation, the rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules the compensation limitation is exceeded, then the compensation limitation shall be prorated among the affected individuals in proportion to each such individual's
Compensation   prior  to  the  application  of   the   compensation
limitation.

         1.11 "Defined Benefit Plan Fraction" means, for any Plan Year, the following fraction:

             (a) the numerator is the "projected annual benefit" of the Participant under all defined benefit plans (whether or not terminated) maintained by the Employer (determined as of the close of the Plan Year); and

             (b) the denominator is the lesser of (i) one hun dred twenty-five percent (125%) of the dollar limitation determined for the Limitation Year under Sections 415(b) and (d) of the Code, or (ii) one hundred forty percent (140%) of the Participant's average Compensation for the three (3) consecutive Years of Service in which he received his highest compensation.

         For purposes of paragraph (a) above, "projected annual benefit" means the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in any form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the Plan assuming (i) the Participant will continue employment until his Retirement Date under the Plan (or current age, if later), and (ii) the Parti cipant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

         1.12 "Defined Contribution Plan Fraction" means, for any Plan Year, the following fraction:

              (a) the numerator is the sum of the Annual Addi tions to the Participant's account under all defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years, including Annual Additions attributable to (i) the Participant's nondeductible employee contributions to all defined benefit plans (whether or not terminated) maintained by the Employer, (ii) all welfare benefit funds (as defined in Section 419(e) of the Code) maintained by the Employer, and (iii) all individual medical benefit accounts (as defined in Section 415(1)(2) of the Code) maintained by the Employer; and

              (b) the denominator is the sum of the maximum aggregate amounts for the current and all prior Limitation Years, regardless of whether a defined contribution plan was maintained by the Employer. The maximum aggregate amount in any Limitation Year is the lesser of (i) one hundred twenty-five percent (125%) of the dollar limitation in effect under Section 415(c)(1)(A) of the Code or (ii) thirty-five percent (35%) of the Participant's Compensation for such Limitation Year.

         Notwithstanding the above, if the Participant was a participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined contribution plans maintained by the Employer that were in existence on May 6, 1986, then the numerator of this fraction will be adjusted if the sum of the fraction and the Defined Benefit Plan Fraction would otherwise exceed 1.0 under the terms of this Plan. Under this adjustment, an amount equal to the product of (i) the excess of the sum of such fractions over 1.0 times (ii) the de nominator of the fraction will be permanently subtracted from the numerator of the fraction. This adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

         1.13 "Determination Date" means, in the case of the first Plan Year, the last day of such Plan Year. For all other Plan Years it shall mean the last day of the preceding Plan Year.

         1.14 "Employee" means any person who is employed by the Employer and any person who is required to be considered an Employee of the Employer under Section 414(n) of the Code, but excludes the following:

              (a)    independent contractors;

              (b) individuals included in a unit covered by a collective bargaining agreement between the Employer and employee representatives, if retirement benefits were the subject of good faith bargaining (for this purpose, "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers or executives of the Employer); and

              (c) nonresident aliens who receive no income from the Employer which constitutes income from sources within the United States.

         "Employee" includes any employee of the Employer main taining the Plan or any other employer required to be aggregated with the Employer under Sections 414(b), 414(c), 414(m), 414(n) or 414(o) of the Code, but only to the extent such provisions require that employees of another employer be treated as an employee of the Employer.

         1.15 "Employer" means the Employer that adopts this Plan and any other employer that has adopted this Plan by resolution or, in the case of an unincorporated trade or business, other appropriate action (hereinafter a "Participating Employer"). All members of a controlled group of corporations (as defined in
Section 414(b) of the Code), all trades or businesses--whether or not incorporated--under common control (as defined in
Section 414(c) of the Code), all members of an affiliated service group (as defined in Section 414(m) of the Code) and any other entity required to be aggregated with the Employer pursuant to the regulations issued under Section 414(o) of the Code shall be treated as a single Employer, but only to the extent and for the limited purposes specified in those provisions. For purposes of
Section 415 of the Code, the rules in Section 414(b) and 414(c) of the Code shall be modified as provided in Section 415(h) of the Code. Further, except as specifically provided herein, the employees of all members of a controlled group of corporations (as defined in Section 414(b) of the Code), all trades or businesses-- whether or not incorporated--under common control (as defined in
Section 414(c) of the Code), all members of an affiliated service group (as defined in Section 414(m) of the Code) and any other entity required to be aggregated with the Employer pursuant to
Section 414(o) of the Code and the regulations issued thereunder shall be treated as employed by the Employer, but only for Plan Years with respect to which the Employer consents to the participation of that organization in the Plan as a Participating Employer.

         1.16 "Employer Contribution Account" means the account established and maintained for each Participant with respect to his total interest in the Plan attributable to the Employer's contributions made under Section and the earnings thereon.

         1.17 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.18  "Excess  Amount" means the excess of a Participant's
Annual   Additions  for  the  Limitation  Year  over  the   Maximum
Permissible Amount.

         1.19 "Fiduciary" means any person who:

              (a) exercises discretionary authority or control with regard to the management of the Plan or the disposition of Plan assets;

              (b) renders investment advice for a fee or other remuneration (direct or indirect) with respect to monies or other property of the Plan; or

              (c) has discretionary authority or responsibility as to the administration of the Plan.

         1.20 "Fiscal Year" means the Employer's accounting period of twelve (12) months, commencing on October 1 of each year and ending on the following September 30.

         1.21 "Forfeiture" means that portion of a Participant's Employer Contribution Account that is not vested, but only upon the earlier of:

              (a) the distribution of the entire vested portion of the Participant's Employer Contribution Account; or

              (b) the last day of the Plan Year in which the Participant incurs five (5) consecutive Breaks in Service.

         1.22  "Highly  Compensated  Employee"  means  any  "highly
compensated   active   employee"  or  "highly  compensated   former
employee."

         A "highly compensated active employee" includes any Employee who performs services for the Employer during the deter mination year and who, during the look-back year, (i) received compensation (as defined below) from the Employer in excess of $75,000 (as adjusted under Section 415(d) of the Code),
(ii) received compensation from the Employer in excess of $50,000 (as adjusted under Section 415(d) of the Code) and was a member of the top-paid group for such year, or (iii) was an officer of the Employer and received compensation during such year that is greater than fifty percent (50%) of the dollar limitation in effect under
Section 415(b)(1)(A) of the Code. The term "Highly Compensated Employee" also includes (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the one hundred (100) Employees who received the most compensation from the Employer during the determination year, and (ii) Employees who are five percent (5%) owners at any time during the look-back year or determination year. If no officer has satisfied the compensation requirement of (iii) above during either a determination year or look-back year, then the highest paid officer for such year shall be treated as a Highly Compensated Employee.

         For purposes of this Section, the determination year shall be the Plan Year, and the look-back year shall be the twelve (12) month period immediately preceding the determination year. Notwith standing the foregoing, the Employer may elect to compute the look-back year on the basis of the calendar year ending with or within the determination year, as provided under Treasury Regulation
Section   1.414(q)-1T  Q&A-14(b)  and  subject  to  the  provisions
thereof.

         A "highly compensated former employee" includes any Employee who separated from service (or was deemed to have sepa rated) prior to the determination year, performs no service for the Employer during the determination year and was a highly compensated active employee for either the separation year or any determination year ending on or after such employee's 55th birthday.

         If, during a determination year or look-back year, an active or former Employee is a family member of either a five percent (5%) owner or a Highly Compensated Employee who is one of the ten (10) most Highly Compensated Employees (ranked on the basis of compensation paid by the Employer during such year), then the family member and the five percent (5%) owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the family member and five percent (5%) owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving compen sation and plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and five percent (5%) owner or top-ten Highly Compensated Employee. For purposes of this Section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

         The determination of who is a Highly Compensated Employee, including the determination of the number and identity of Employees in the top-paid group, the top one hundred (100) Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations issued thereunder. In determining which Employees are members of the top-paid group, the Employer may elect under Treasury Regulation Section 1.414(q)-1T Q&A-9(b)(2) to exclude Employees based on a shorter period of service or lower age than otherwise allowable, provided that any such election must be uniform and consistent with respect to all situations in which
Section 414(q) of the Code is applicable to the Employer.

         For   purposes  of  this  Section,  "compensation"  means
compensation within the meaning of Section 415(c)(3) of the Code, without regard to Sections 125, 402(a)(8) and 402(h)(1)(B) of the Code.

         1.23 "Hour of Service" means:

              (a) each hour for which an Employee is directly or indirectly compensated or entitled to compensation from the Employer for the performance of duties during the applicable computation period;

              (b) each hour for which an Employee is directly or indirectly compensated or entitled to compensation from the Employer--irrespective of whether the employment relationship has terminated--for reasons other than the performance of duties (such as vacation, holidays, sickness, disability, lay-off, military duty or leave of absence) during the applicable computation period; and

              (c) each hour for which back pay is awarded or agreed to by the Employer, without regard to mitigation of damages.

         Hours of Service will be credited for employment with all members of a controlled group of corporations (as defined in
Section 414(b) of the Code), all trades or businesses--whether or not incorporated--under common control (as defined in
Section 414(c) of the Code) of which the Employer is a member, all members of an affiliated service group (as defined in
Section 414(m) of the Code), and any other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code and the regulations thereunder.

         Hours of Service will also be credited to any individual considered an Employee for purposes of this Plan under Sec tions 414(n) or 414(o) of the Code and the regulations issued there under, but only for the purposes and to the extent required under those provisions.

         Notwithstanding paragraph (b) above, no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period), and an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained by the Employer solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws. In addition, Hours of Service are not required to be credited hereunder for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. For this purpose, the provisions of Sections 2530.200b-2(b) and (c) of the Department of Labor Regu lations are incorporated herein by reference.

         For purposes of this Section, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly or indirectly through a trust, fund or insurer to which the Employer contributes or pays premiums.

         1.24 "Investment Manager" means any person, firm or corporation that:

              (a) is (i) registered as an investment adviser under the Investment Advisers Act of 1940, (ii) a bank, as defined in that Act, or (iii) an insurance company, as defined in that Act;

              (b) has the power to manage, acquire or dispose of Plan assets; and

              (c) acknowledges in writing its Fiduciary status with respect to the Plan.

         1.25 "Involuntary Cash Out" means a distribution to a Participant that meets the following conditions: (i) the Partici pant's entire Vested Interest in his Aggregate Account is distributed to him, (ii) the Vested Interest so distributed does not exceed $3,500, and (iii) the distribution is made on account of the Participant's termination of participation in the Plan.

         1.26 "Key Employee" means any Employee or former Employee (and his Beneficiary or Beneficiaries) who, at any time during the Plan Year or any of the preceding four (4) Plan Years, is or was:

              (a) an officer of the Employer if such individual's Annual Compensation (as defined below) exceeded fifty percent (50%) of the dollar limitation under Section 415(b)(1)(A) of the Code;

              (b) one of the ten (10) Employees owning (or con sidered as owning within the meaning of Section 318 of the Code) the largest interests in the Employer if such individual's Annual Compensation exceeded one hundred percent (100%) of the dollar limitation under Section 415(c)(l)(A) of the Code;

              (c) a "Five Percent Owner" of the Employer, meaning any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the outstanding stock of the Employer, or stock possessing more than five percent (5%) of the total combined voting power of all classes of stock of the Employer. In determining percentage ownership for purposes of this paragraph (c), Employers that would otherwise be aggregated under Sections 414(b), (c) and (m) of the Code shall be treated as separate Employers; or

              (d) a "One Percent Owner" of the Employer, meaning any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all classes of stock of the Employer, having Annual Compensation from the Employer of more than $150,000. In determining percentage ownership for pur poses of this paragraph (d), Employers that would otherwise be aggregated under Sections 414(b), (c) and (m) of the Code shall be treated as separate Employers; however, in determining whether an individual has Annual Compensation of more than $150,000, Annual Compensation from each Employer required to be aggregated under Sections 414(b), (c) and (m) of the Code shall be taken into account.

         For purposes of this Section, "Annual Compensation" means compensation as defined in Section 415(c)(3) of the Code, but includes amounts contributed by the Employer pursuant to a salary reduction agreement (which are excludable from the Employee's gross income under Sections 125, 402(a)(8), 402(h)(1)(B) or 403(b) of the
Code).

         The  rules applicable to Key Employees shall be determined
in   accordance  with  Section  416(i)(1)  of  the  Code  and   the
regulations issued thereunder.

         1.27 "Limitation Year" means the Plan Year, unless another twelve (12) consecutive month period is selected by the Employer. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is changed, the new Limitation Year must begin on a date within the Limitation Year in which the amendment implementing the change is made.

         1.28 "Maximum Permissible Amount" means, with respect to any Limitation Year, the maximum Annual Addition that may be contributed or allocated to a Participant's account under the Plan, which shall not exceed the lesser of (a) the defined contribution dollar limitation (as determined under Section 415 (c)(1)(A) of the
Code), or (b) twenty-five percent (25%) of the Participant's Compensation for that year. The compensation limitation referred to in (b) above shall not apply to any contribution for medical benefits (within the meaning of Sections 401(h) or 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under Sections 415(l)(1) or 419A(d)(2) of the Code. If a short Limitation Year results from an amendment changing the Limitation Year to a different twelve (12) consecutive month period, the Maximum Permissible Amount will not exceed the defined contribution dollar limitation multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is twelve (12).

         1.29 "Non-Highly Compensated Employee" means an Employee who is not a Highly Compensated Employee.

         1.30 "Non-Key Employee" means an Employee who is not a Key
Employee.

         1.31 "Owner-Employee" means an individual who is a sole proprietor or a partner in a partnership who owns more than ten percent (10%) of either the capital interest or the profits interest of the partnership.

         1.32 "Participant" means (i) any Employee who, with respect to the Plan Year, is eligible to participate in the Plan as
provided  in  Section   or  (ii) any  individual  who  has  accrued
benefits under the Plan.

         1.33 "Participant Directed Account" means one or more accounts designated as such by the Plan Administrator over which the Participant has the authority to direct investments pursuant to Section .

         1.34 "Permissive Aggregation Group" means a group of plans not required to be included in a Required Aggregation Group. The Employer may treat any plan not required to be included in an Aggregation Group as being part of such group if the group would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code with that plan being taken into account.

         1.35 "Plan" means this document and all amendments thereto, as well as the Trust used to fund benefits hereunder.

         1.36 "Plan Administrator" or "Administrator" means the Employer, or the individual or entity designated by the Employer to administer the Plan.

         1.37 "Plan Year" means the period of twelve (12) months, commencing on January 1 of each year and ending on the following December 31.

         1.38 "Qualifying Employer Real Property" means parcels of real property leased by the Plan to the Employer or its affiliate, provided that:

              (a) a substantial number of the parcels are geo graphically dispersed; and

              (b) each parcel and its improvements are suitable or readily adaptable to more than one use.

         1.39 "Qualifying Employer Securities" means securities consisting of stock or marketable obligations that are issued by the Employer or its affiliates and that are described in
Section 407(d)(5) of ERISA.

         1.40 "Required Aggregation Group" means:

              (a) each plan of the Employer in which at least one (1) Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated); and

              (b) each other qualified plan of the Employer which enables a plan described in paragraph (a) above to meet the requirements of Sections 401(a)(4) and/or 410 of the Code.

         1.41 "Retirement Date" means the first day of the month coinciding with or immediately preceding the date on which a Participant reaches age sixty-five (65).
         1.42 "Segregated Account" means an account the assets of which are set apart and invested separately from the other assets of this Plan.

         1.43 "Shareholder-Employee" means a Participant who is an Employee or officer of an electing small business corporation under
Section 1362 of the Code and who owns (or is considered as owning within the meaning of Section 318(a)(l) of the Code), on any day during the Fiscal Year of such corporation, more than five percent (5%) of the outstanding stock of the corporation.

         1.44 "Total and Permanent Disability" means a physical or mental condition of a Participant resulting from bodily injury, disease or mental disorder which renders him incapable of continuing his usual and customary employment with the Employer. The disability of a Participant shall be determined by a licensed physician chosen by the Plan Administrator; provided, however, that if a Participant has been certified as eligible to receive a disability benefit under Title II of the Federal Social Security Act, such certificate shall be treated as conclusive proof that the Participant is Totally and Permanently Disabled. The determination of disability hereunder shall be applied uniformly to all Participants.

         1.45 "Trustee" means the person or entity designated as Trustee on the first page of this Plan and any successors subse quently named to serve in said capacity.

         1.46 "Trust Fund" or "Trust" means the Trust which is established to hold and invest contributions under this Plan, together with investment gains and losses, as maintained by the Trustee.

         1.47 "Valuation Date" means the last day of the Plan Year, or such other dates designated by the Plan Administrator.

         1.48 "Vested Interest" means that portion of a Par ticipant's Aggregate Account that is nonforfeitable.

         1.49 "Voluntary Cash Out" means a distribution to a Participant that meets the following conditions: (i) the Parti cipant has voluntarily elected to receive a distribution of all or a portion of the Vested Interest in his Aggregate Account, (ii) the Vested Interest so distributed exceeds $3,500, and (iii) the distribution is made on account of the Participant's termination of participation in the Plan.

         1.50 "Year of Service" means a period of twelve (12) consecutive months (the "computation period") during which an Employee completes at least 400 Hours of Service.

         In determining Years of Service and Breaks in Service for purposes of vesting, the computation period shall be the Plan Year, and all Years of Service shall be taken into account (except as otherwise provided herein). Notwithstanding anything contained herein to the contrary, in determining an Employee's Years of Service with the Employer any period in which the Employee is or was covered under a collective bargaining agreement between employee representatives and the Employer shall be taken into account in accordance with the above rules, regardless of whether that individual was excluded from participation in the Plan on account of coverage under such collective bargaining agreement.

         The Administrator may, in accordance with a uniform and non discriminatory policy, elect to credit Hours of Service pursuant to this Plan using one of the following methods:

              (a) actual Hours of Service for which an Employee is paid or entitled to payment.

              (b) 190 Hours of Service for each month in which an Employee is paid or entitled to payment for at least one Hour of Service.

              (c) 95 Hours of Service for each semimonthly period in which an Employee is paid or entitled to payment for at least one Hour of Service.

              (d) 45 Hours of Service for each week in which an Employee is paid or entitled to payment for at least one Hour of Service.

              (e) 10 Hours of Service for each day in which an Employee is paid or entitled to payment for at least one Hour of Service.


                            ARTICLE  II
                            ELIGIBILITY

ARTICLE  II
ELIGIBILITY:

         2.1  Qualification as a Participant.

              (a) Each individual who is an Employee, but not a leased employee (as defined in Section (c)), on the Effective Date set forth on the first page hereof shall participate in the Plan on the Effective Date. Each additional Employee who is not a leased employee shall participate as of the date he first renders an Hour of Service to the Employer.

              (b) The Plan Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer, and that determination shall be conclusive and binding upon all persons.

         2.2 Notice of Participation. The Plan Administrator shall give each Employee who qualifies as a Participant under Section notice of his eligibility to participate and shall furnish the Employee a written summary of the Plan as then in effect.

         2.3  Leave of Absence.

              (a)    A nonpaid leave of absence for an Employee for
no longer than one (1) year may be authorized by the Employer on a uniform and nondiscriminatory basis. During such a leave of absence, the Employee shall retain full eligibility under this Plan; provided, however, that if the Employee does not return to active employment with the Employer within thirty (30) days fol lowing the expiration of the leave of absence period, said Employee shall be considered as having terminated employment as of the commencement of the period of absence.

              (b) To the extent required by law, the absence of a Participant by reason of military duty in the armed forces of the United States shall not be considered a Break in Service, provided the Participant returns to active employment with the Employer within ninety (90) days from the date of his separation from the armed forces.

         2.4 Reparticipation. A Participant shall commence par ticipation in this Plan immediately upon his return to the Employer's employ.

         2.5 Omission of Eligible Employee. If, in any Plan Year, an Employee who should be included as an Active Participant in the Plan is erroneously omitted and the discovery of such omission is not made until after a contribution by the Employer for the Plan Year has been made, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the Employer would have contributed had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part for tax purposes under the Code.

         2.6 Inclusion of Ineligible Employee. If, in any Plan Year, an Employee who should not have been included as an Active Participant in the Plan is erroneously included and the discovery of such incorrect inclusion is not made until after a contribution for the Plan Year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall be forfeited in the Plan Year in which the discovery is made. Such forfeited amount shall then be allocated to the Employer Contri bution Accounts of Active Participants in accordance with Section (a).


                           ARTICLE  III
                       TOP-HEAVY  PROVISIONS

ARTICLE  III
TOP-HEAVY  PROVISIONS:

         3.1 Special Top-Heavy Plan Requirements. In any Plan Year in which this Plan is determined to be a "Top-Heavy Plan" (as defined in Section below), the following provisions shall apply and shall supersede and override any other provisions in the Plan to the contrary:

              (a)    the vesting requirements of Section (a); and

              (b) the minimum contribution and allocation requirements of Section .

         3.2  Determination of Top-Heavy Status.

              (a) This Plan shall be a Top-Heavy Plan for any Plan Year in which, as of the Determination Date, any of the following conditions exist:

                  (i) the Top-Heavy Ratio (as defined in paragraph (c) below) exceeds sixty percent (60%) and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group; or

                 (ii) the Plan is part of a Required Aggregation Group but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group of plans exceeds sixty percent (60%); or

                (iii) the Plan is part of a Required Aggregation Group and a Permissive Aggregation Group and the Top-Heavy
     Ratio for the Permissive Aggregation Group exceeds sixty percent (60%).

              (b) This Plan shall be a Super Top-Heavy Plan for any Plan Year in which, as of the Determination Date, the Top-Heavy Ratio exceeds ninety percent (90%).

              (c) If the Employer maintains one or more defined contribution plans (including a simplified employee pension plan) and has not maintained any defined benefit plan which, during the five (5) year period ending on the Determination Date, has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group (as appropriate) is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date (including any account balance distributed in the five (5) year period ending on the Determination Date) and the denominator of which is the sum of all account balances (including any account balance distributed in the five (5) year period ending on the Determination Date), both computed in accordance with Section 416 of the Code and the regulations issued thereunder. Both the numerator and denominator of the Top-Heavy Ratio shall be adjusted to reflect any contribution not actually made as of the Determination Date but which is required to be taken into account on that date under
Section 416 of the Code and the regulations issued thereunder.

              (d) If the Employer maintains one or more defined contribution plans (including a simplified employee pension plan) and maintains or has maintained one or more defined benefit plans which, during the five (5) year period ending on the Determination Date, has had any accrued benefit, the Top-Heavy Ratio for any Required or Permissive Aggregation Group (as appropriate) is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with paragraph (c) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with paragraph (a) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date, all determined in accordance with Section 416 of the Code and the regulations issued thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio shall be adjusted for any distribution of an accrued benefit made in the five (5) year period ending on the Determination Date.

              (e) For purposes of paragraphs (c) and (d) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that coincides with or falls within the twelve (12) month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations issued thereunder for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year or who has not been credited with at least one (1) Hour of Service with an Employer maintaining the plan at any time during the five (5) year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with
Section 416 of the Code and the regulations issued thereunder. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

         The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that is uniform for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.


                            ARTICLE  IV
                           CONTRIBUTIONS

ARTICLE  IV
CONTRIBUTIONS:

         4.1 Employer Contributions. For the Fiscal Year of the Employer during which the Plan is adopted, and for each Fiscal Year thereafter, the Employer shall contribute to this Plan an amount to be determined by the Employer; provided, however, that such amount shall not exceed fifteen percent (15%) of the aggregate Compensa tion of all Active Participants, or such other amount allowable as a deduction to the Employer under the Code. All contributions by the Employer under this Section shall be made in cash or in such other property as is acceptable to the Trustee.

         4.2 Maximum Limitation Applicable to Combination of Defined Contribution Plans. In the event the Employer maintains this Plan and another defined contribution plan, the aggregate amount of contributions to both such plans for any Fiscal Year shall not exceed twenty-five percent (25%) of the total Compen sation paid or accrued on behalf of all Active Participants for that year, or such other percentage as may be permitted from time to time by the Code.

         4.3 Time of Payment of Employer Contributions. The Employer shall pay to the Trustee its contribution to the Plan for each Fiscal Year in one or more installments, the total amount to be deposited in the Trust within the time prescribed by law for filing the Employer's federal income tax return for its Fiscal Year (including extensions) coinciding with or within which the Plan Year ends.


                            ARTICLE  V
                            ALLOCATIONS

ARTICLE  V
ALLOCATIONS:

         5.1  Minimum Allocations for Top-Heavy Plan Years.

              (a) For each Plan Year in which the Plan is determined to be a Top-Heavy Plan (as defined in Section ), the Employer's contributions and Forfeitures allocated to the account of each Participant who is a Non-Key Employee and is employed on the last day of the Plan Year shall be the lesser of (i) three percent (3%) of such Non-Key Employee's Compensation or (ii) the largest allocation of the Employer's contribution and Forfeitures, when expressed as a percentage of Compensation, that was allocated to the account of any Key Employee. The minimum allocations required under the preceding sentence shall be made to the accounts of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who failed to complete a Year of Service during that Plan Year, and those minimum allocations shall be determined without regard to any Social Security contribution made by the Employer.

              (b) If a Key Employee is a Participant in both a defined benefit plan and a defined contribution plan that are part of an Aggregation Group (but neither of which plans is a Super Top-Heavy Plan within the meaning of Section (b)), and if the Employer desires to avoid the adjustments in the Defined Benefit Plan Fraction and Defined Contribution Plan Fraction, then the account of each Non-Key Employee who is a Participant shall receive an allocation of an additional one percent (1%) of Compensation.

              (c) The minimum allocations required under para graphs (a) and (b) above may not (to the extent required to be fully vested under Section 416(b) of the Code) be forfeited under Sections 411(a)(3)(B) or 411(a)(3)(D) of the Code.

              (d) Notwithstanding anything contained in this Section to the contrary, in any Plan Year in which a Non-Key Employee is a Participant in both this Plan and another qualified plan maintained by the Employer, and both such plans are Top-Heavy Plans, the Employer shall be required to provide that Non-Key
Employee with a minimum allocation under this Plan only to the extent that such benefit is not provided under the other plan. Therefore, for Non-Key Employees who are participating in a defined benefit plan or another defined contribution plan maintained by the Employer and either the required minimum benefits are accruing on behalf of, or the required minimum allocations are made with respect to those Employees under such other plans, the provisions for minimum allocations set forth herein shall not be applicable, and no minimum contribution to this Plan shall be required on behalf of such Non-Key Employees.


        5.2  Allocation Formula.

              (a) Subject to Section and paragraphs and , the contribution made by the Employer for any Plan Year shall be allocated to the Employer Contribution Account of each Active Participant who is employed by the Employer on the last day of the Plan Year in the ratio that his total Compensation for the Plan Year bears to the total Compensation of all such Active Participants for that Plan Year.

              (b) Notwithstanding the foregoing, if the Plan fails to comply with Sections 410(b) and 401(a)(26) of the Code on account of the exclusion of Participants who were not employed on the last day of the Plan Year, then any Employer contributions and Forfeitures attributable to Employer contributions made with respect to that Plan Year shall be allocated in accordance with the above provisions on behalf of a sufficient number of individuals who would have been Active Participants if the Plan did not require that Participants be employed with the Employer on the last day of the Plan Year in order to share in the allocation, to cause the Plan to comply with Sections 410(b) and 401(a)(26) of the Code. For purposes of this paragraph, individuals described above as being eligible to be taken into account under this provision shall be taken into account based on their relative Compensation, beginning with the individual with the least Compensation and progressing to the extent required above to the individual with the greatest Compensation. For any Plan Year in which this Plan is a Top-Heavy Plan, the amounts allocated to the accounts of Non-Key Employees shall not be reduced below the benefits required under Section , and no Employer contribution and Forfeiture shall be required to be allocated hereunder on behalf of a Participant who (without regard to this paragraph) was an Active Participant for the Plan Year solely because he met the eligibility requirements of Section , was a Non-Key Employee and was employed on the last day of the Plan Year.

              (c) As of each Valuation Date (and at such other times as the Plan Administrator, in its discretion, deems appro priate), before the allocation of Forfeitures and Employer contributions, any earnings, gains or losses of the Trust Fund shall be allocated to the accounts of Participants in the same proportion that their nonsegregated accounts bear to the total of all nonsegregated accounts as of such date. Each Segregated Account maintained on behalf of a Participant shall be credited or charged with its own separate earnings and losses. In the case of a Participant whose accounts change from segregated to nonsegregated (or vice versa), such Participant's nonsegregated accounts shall receive a proportionate share of the earnings, gains and losses of the Trust Fund for the period of time that the accounts were nonsegregated.

              (d) Notwithstanding anything to the contrary con tained in this Section, if the employment of a Participant termi nates by reason of death, Total and Permanent Disability or attainment of Retirement Date, such Participant's Employer Con tribution Account shall receive an allocation of the Employer contribution for the Plan Year in which such termination occurs.

              (e) As of each Valuation Date, any amounts which became Forfeitures since the last Valuation Date shall first be used, to the extent required, to restore amounts forfeited by Participants, if any, pursuant to Section (c). The remaining Forfeitures, if any, shall be allocated among the Employer Con tribution Accounts of Active Participants for the Plan Year in accordance with the allocation formula in paragraph (a) above; provided, however, that in the event the allocation of Forfeitures shall cause the Annual Addition to any Active Participant's account to exceed the Maximum Permissible Amount, the Excess Amount shall be reallocated in accordance with Section hereof.


         5.3   Overall  Limitation  of Benefits.

              (a) Notwithstanding anything to the contrary contained in this Plan, the Annual Additions to a Participant's Employer Contribution Account for a Plan Year shall not exceed the Maximum Permissible Amount. For purposes of this limitation, all defined contribution plans maintained by the Employer shall be considered one plan.

              (b) If an Employee is a Participant in one or more defined benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction for any Plan Year may not exceed 1.0. If the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction shall exceed
1.0 in a Plan Year for any Participant in this Plan, the Employer shall adjust the numerator of either fraction so that the sum of both fractions shall not exceed 1.0 in such year for that Par ticipant.

         5.4 Adjustment for Excess Annual Additions. If, as the result of a reasonable error in the allocation of Forfeitures or in estimating a Participant's Compensation, or other facts and circumstances to which Treasury Regulation Section 1.415-6(b)(6) applies, the Annual Addition to a Participant's Employer Contribution Account shall exceed the Maximum Permissible Amount, the Plan Administrator shall, pursuant to Treasury Regulation
Section 1.415-6(b)(6)(iii), hold the Excess Amount unallocated in a suspense account (hereinafter called the "Section 415 Suspense Account") and shall allocate and reallocate such excess in the next Plan Year to the Participants in the Plan before the allocation of any Employer contributions. Any Excess Amount held in the
Section 415 Suspense Account shall be used to reduce Employer contributions for the next Plan Year (and succeeding Plan Years, as necessary) for all of the Participants of the Plan. In no event shall any Excess Amount in the Section 415 Suspense Account be distributed to Participants or Beneficiaries. The Section 415 Suspense Account shall not share in the allocation of earnings or losses of the Trust Fund.

         5.5 Segregated Accounts for Participants. The amounts to which a Participant, other than an Active Participant, is entitled but which have not been paid out for any reason may, at the election of the Participant and upon written direction by the Plan Administrator to the Trustee, be set aside and held by the Trustee in Segregated Accounts, in which event such Participant shall no longer share in the allocation of the earnings or losses of the
Trust or in the appreciation or depreciation in the value of the assets thereof, but shall only be credited or charged with the earnings or losses and with the appreciation or depreciation of that portion of the Trust Fund so set aside in the Segregated Accounts. For purposes of this Section, the Employer shall designate the investment objectives of Segregated Accounts, and the Trustee may charge the Segregated Accounts with fees and costs attributable to those accounts as well as an allocable portion of the general expenses of the Trust Fund.


                            ARTICLE  VI
                            VALUATIONS

ARTICLE  VI
VALUATIONS:

         6.1 Valuation of the Trust Fund. As of each Valuation Date, and at such other times as may be requested by the Plan Administrator, the Trustee shall determine the fair market value of the assets comprising the Trust Fund. In determining the fair market value of such assets, the Trust Fund shall be reduced by all amounts that were paid out or set aside because of the Participant's death, Total and Permanent Disability, attainment of Retirement Date or termination of employment with the Employer since the last Valuation Date.

         6.2 Method of Valuation. In determining the fair market value of securities held in the Trust Fund that are listed on a registered stock exchange, the Trustee shall value such securities based on the closing sales price at which they were last traded on the exchange on the Valuation Date. If such securities were not traded on the Valuation Date, or if the exchange on which they are traded was not open for business on the Valuation Date, then the securities shall be valued at the closing sales price at which they were last traded prior to the Valuation Date. Any unlisted security held in the Trust Fund shall be valued based on the average of the closing bid and asked price for such security. In determining the fair market value of other assets of the Trust Fund, the Trustee may appraise the assets or, alternatively, may employ one or more appraisers for that purpose and, in such event, shall be entitled to rely on the values established by the
appraiser  or  appraisers.   The fair  market  value  of  any  life
insurance or annuity contract shall be deemed to be its cash surrender value.


                           ARTICLE  VII
               DETERMINATION  OF  AGGREGATE  ACCOUNT

ARTICLE  VII
DETERMINATION  OF  AGGREGATE  ACCOUNT:

         7.1 Determination of Vested Interest Upon Retirement. A Participant shall become fully vested in his Employer Contribution Account upon attaining his Retirement Date. A Participant who continues in the employ of the Employer after his Retirement Date shall remain a Participant in this Plan until the last day of the Plan Year in which his termination actually occurs.

         7.2    Determination  of  Vested  Interest  Upon   Death;
Beneficiaries Beneficiaries;.

              (a)     In  the  event of the death of a  Participant
prior to his Retirement Date or termination of employment with the Employer, all amounts credited to his Employer Contribution Account shall become fully vested. The deceased Participant's surviving Beneficiary shall receive a distribution of the deceased Participant's Aggregate Account in accordance with one of the forms of distribution provided under Article .

              (b) In the event of the death of a Participant following his termination of employment with the Employer, the Participant's Vested Interest in his Employer Contribution Account shall be determined under Section (a).

              (c) Each Employee, upon becoming a Participant, may designate in writing a primary and secondary Beneficiary to receive benefits from the Plan in the event of his death. Such designation shall be made on forms provided by the Plan Administrator. Except as otherwise provided in Article , a Participant may at any time revoke his designation or change his Beneficiary by filing written notice of such revocation or change with the Plan Administrator. Notwithstanding anything in this Section to the contrary, in the event of the death of a Participant, the surviving spouse of such Participant is deemed to be the sole Beneficiary unless the sur viving spouse has consented in writing to a different election, has acknowledged the effect of such election and both the consent and acknowledgment are witnessed by a notary public; provided, however, that the consent of the spouse shall not be necessary if it is established to the satisfaction of the Plan Administrator that there is no spouse, that the spouse cannot reasonably be located, or that such other circumstances exist as the Treasury Regulations may prescribe. The consent of a spouse or the reasons for not requiring such consent shall be applicable only to that spouse. If the spouse of a Participant who originally cannot be found is later located, or if a Participant remarries, it shall be the duty of that individual to bring that fact to the attention of the Administrator. Upon such notification, the Administrator shall then, if applicable, make available to the spouse the consent procedure described in this paragraph. If no Beneficiary is designated by the Participant and if the Participant has no surviving spouse, then the Participant's issue, per stirpes, shall be the Beneficiary or Beneficiaries; if no issue of the Participant are living, then the personal representative of the Participant shall be the Beneficiary.

              (d) Prior to making distributions under the Plan, the Trustee may request the Administrator to provide proof of death of the Participant and/or evidence of a claimant's status as Beneficiary. In such event, the Administrator's determination of death and of the right of any person to receive benefits hereunder shall be conclusive and binding upon all parties.

         7.3   Determination  of  Vested Interest  Upon  Total  and
Permanent Disability.

              (a) In the event of a Participant's Total and Permanent Disability prior to his termination of employment with the Employer, the Participant shall become fully vested in his Employer Contribution Account. The Participant (or his properly authorized guardian) may then elect to receive a distribution of his Vested Interest in the Plan in accordance with one of the distribution options specified in Article .

              (b) In the event of the Total and Permanent Disa bility of a Participant following his termination of employment with the Employer, the Vested Interest of such Participant shall be determined under Section (a) without regard to that disability, and the Participant (or his properly authorized guardian) may then elect to receive a distribution of his Vested Interest in the Plan in accordance with one of the distribution options specified in Article .

         7.4  Determination of Vested Interest Upon Termination  of
Employment.

              (a) In the case of a Participant who separates from service prior to his Retirement Date for any reason other than death or Total and Permanent Disability, the Vested Interest of such Participant in his Employer Contribution Account shall be determined on the basis of the number of the Participant's Years of Service with the Employer, according to the following schedule:

            Years of Service         Vested Interest

              0-2 Years                     0%
                3 Years                    20%
                4 Years                    40%
                5 Years                    60%
                6 Years                    80%
                7 or more Years           100%

         Notwithstanding the foregoing, for any Plan Year in which this Plan is a Top-Heavy Plan (as determined under Section ), a Participant's Vested Interest in his Employer Contribution Account shall be determined as provided in the preceding paragraph, except under the following schedule:

            Years of Service         Vested Interest

                1 Year                      0%
                2 Years                    20%
                3 Years                    40%
                4 Years                    60%
                5 Years                    80%
                6 or more Years           100%

              (b) In the case of a Participant who has five (5) or more consecutive one (1) year Breaks in Service, Years of Service after such Breaks in Service will be disregarded for purposes of determining the Participant's Vested Interest in his Employer Contribution Account prior to such Breaks in Service. The Participant's Years of Service before a Break in Service will count in determining the Participant's Vested Interest in his Employer Contribution Account after such Breaks in Service only if (i) such Participant has any nonforfeitable interest in his account at the time of separation from service, or (ii) upon returning to service the number of consecutive Breaks in Service is less than the aggregate number of the Participant's Years of Service before such Breaks in Service.

              (c) If a Participant receives a Cash Out and is then re-employed by the Employer, the portion of such Participant's Employer Contribution Account that was forfeited shall be reinstated if he repays to the Plan the full amount of the distribution attributable to Employer contributions before the earlier of (i) five (5) years after the date on which the Participant is re-employed or (ii) the date that the Participant incurs five (5) consecutive one (1) year Breaks in Service following the date of distribution. If the Participant repays the full amount distributed to him, the undistributed portion of his Employer Contribution Account shall be restored in full, unadjusted by any gains or losses occurring subsequent to the Anniversary Date or other Valuation Date preceding his termination. If a Participant is deemed to receive a distribution pursuant to Section , and the Participant is re-employed by the Employer before the date he incurs five (5) consecutive one (1) year Breaks in Service, then, upon such re-employment, his Employer Contribution Account will be restored by the Employer to the balance in exis tence on the date of the deemed distribution.

              (d) The Vested Interest of a Participant who terminated employment with the Employer but is later rehired by the Employer prior to incurring a Break in Service shall, upon his reemployment, be identical to his Vested Interest as it existed on the date of his termination of employment; provided, however, that if the Participant received a Cash Out, the Participant must repay the full amount distributed to him in accordance with paragraph (c) above.

              (e) If a Participant is re-employed by the Employer after a Break in Service has occurred, he shall receive credit for Years of Service prior to his Break in Service in accordance with the following rules:

                  (i) If a Participant incurs a Break in Service, his pre-break and post-break service shall be used for computing Years of Service for vesting purposes only after he has been employed for one (1) Year of Service following the date of his reemployment by the Employer.

                 (ii) In the case of a Participant who previously had no Vested Interest, Years of Service before his Break in Service shall not be taken into account if the number of his consecutive Breaks in Service equals or exceeds the greater of
(A) five (5), or (B) the aggregate number of his pre-break Years of Service;

                (iii) Years of Service after the Participant has incurred five (5) consecutive one (1) year Breaks in Service shall not be taken into account for purposes of determining his Vested Interest in contributions attributable to pre-break service, but both pre-break and post-break service will count
for   purposes   of   determining  his  Vested   Interest   in
contributions that accrue after such breaks.

              (f) Separate accounts will be maintained for pre-break contributions (if not distributed) and post-break contribu tions made by the Employer on behalf of Participants who are rehired before incurring five (5) consecutive one (1) year Breaks in Service, and both accounts will share in the earnings and losses of the Plan.

              (g) A Participant's Vested Interest shall not be reduced as the result of an amendment to this Plan. In the event that the Plan is amended to change the vesting schedule, or is amended in a way that directly or indirectly affects the computa tion of a Participant's Vested Interest, then each Participant with at least three (3) Years of Service as of the expiration date of the election period set forth below may elect in writing to have his Vested Interest computed without regard to such amendment. The election period shall commence on the date the amendment is adopted and shall end sixty (60) days after the latest of:

                  (i) the date of adoption of the amendment;

                 (ii)     the effective date of the amendment; or

                (iii) the date the Participant receives written notice of the amendment from the Employer, Trustee or Plan
Administrator.

        Notwithstanding the above, no election need be provided for a Participant whose Vested Interest under this Plan, as amended, cannot be less at any time than his Vested Interest determined without regard to the amendment.


                           ARTICLE  VIII
                    DISTRIBUTION  OF  BENEFITS

ARTICLE  VIII
DISTRIBUTION  OF  BENEFITS:

        8.1 Distributable Events. A Participant's Vested Interest in his Aggregate Account shall become distributable to him in connection with one of the following events:

              (a)    death,

              (b)    Total and Permanent Disability,

              (c)    attainment of age 70-1/2,

              (d)    attainment of his Retirement Date,

              (e)    termination of employment, or

              (f) pursuant to the terms of a qualified domestic relations order (subject to Section below).


         8.2 Distribution of Aggregate Account.c.:8.2 Distribution of Aggregate Account;. That portion of a Participant's Aggregate Account to which he is entitled shall be distributed to him (or, in the event of his death, to his Beneficiary) by the Trustee in one lump sum distribution.

         8.3  Cash Out of Vested Interest in Aggregate Account Upon
Termination  of Employment.c.:8.3   Cash Out of Vested Interest  in
Aggregate Account Upon Termination of Employment;.

              (a) If the Vested Interest of a Participant who has terminated employment with the Employer does not exceed (nor at the time of any prior distribution exceeded) $3,500, such Participant shall receive an Involuntary Cash Out. If the value of the Partici pant's Vested Interest is zero, such Participant shall be deemed to have received a distribution of his Vested Interest in his account on the date he ceased to be an Employee.

              (b) If the Vested Interest of a Participant who has terminated employment with the Employer exceeds (or at the time of any prior distribution exceeded) $3,500, then at the time permitted by Section (b)(i), such Participant may elect to receive a
Voluntary  Cash  Out.   If  the Participant  elects  to  receive  a
Voluntary Cash Out of his entire Vested Interest, or at such earlier time provided under Section , the nonvested portion of the Participant's account balance shall become a Forfeiture. If the Participant elects to receive less than his entire Vested Interest derived from Employer contributions as a Voluntary Cash Out, the nonvested portion will not be treated as a Forfeiture until otherwise provided under Section above. If a Participant does not elect to receive a Voluntary Cash Out, then the Vested Interest in such Participant's Aggregate Account shall remain in the Plan until such amounts otherwise become distributable under the terms hereof.

         8.4  Commencement of Distributions.

              (a) Unless a Participant or Beneficiary files a written election to the contrary with the Plan Administrator, the payment of benefits must begin within sixty (60) days after the end of the Plan Year following the later of:

                  (i) the Participant's attainment of his Retirement
Date;

                 (ii) the tenth (10th) anniversary of the Participant's participation in this Plan; or

                (iii) the Participant's termination of employ ment with the Employer.

         If the amount of the payment required to commence on a certain date determined under this Section cannot be ascertained by that date, or if it is not possible to make the payment on that date because the Plan Administrator has been unable to locate the Participant after making reasonable efforts to do so, a payment retroactive to such date may be made no later than sixty (60) days after the earliest date on which the amount of the payment can be ascertained or the date on which the Participant is located, whichever is applicable.

              (b) Upon the occurrence of a distributable event, as defined in Section , distributions will be made no later than as soon as administratively feasible following the close of the Plan Year in which the Participant terminates employment with the Employer as a result of death, Total and Permanent Disability or attainment of Retirement Date. If a Participant's employment shall terminate for any other reason, distribution of the Vested Interest of his Aggregate Account will be made no earlier than as follows:

                  (i) if the Vested Interest of the Participant's Aggregate Account exceeds $3,500, at the earliest of the following to occur: death, Disability or Normal Retirement
Age; or

                 (ii)       if   the   Vested  Interest   of   the
Participant's Aggregate Account does not exceed $3,500, at the
end   of   the  second  Plan  Year  that  begins   after   the
Participant's termination of employment with the Employer.

         8.5 Distributions in Cash or in Kind. All distributions shall be in cash or in kind, subject to the approval of the Participant or Beneficiary receiving the distribution, provided that under the law and the terms of the investment that investment may be held by such individual, and that the Participant's account bears all costs and expenses allocable to the distribution.

         8.6 Distributions to Minors and Incompetents. If the Plan Administrator determines that any person entitled to receive payments hereunder is a minor or is incompetent by reason of phys ical or mental disability, it may direct the Trustee to make all payments thereafter becoming due to such person to any other person for the benefit of the minor or incompetent, without responsibility
to  follow  the  actual application of amounts so  paid.   Payments
properly made pursuant to this direction shall completely discharge the Trustee from all liability connected therewith.

         8.7 Location of Participant or Beneficiary Unknown. In the event that all or any portion of a distribution payable to a Participant or his Beneficiary hereunder shall, at the expiration of five (5) years after it shall become payable, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of the Participant or Beneficiary, the amount so distributable shall be forfeited and shall be allocated to the Employer Contribution Accounts of Active Participants in accordance with the provisions of Section (a). In the event a Participant or Beneficiary is located subsequent to the reallocation of his benefit, such benefit shall be restored by an additional contri bution made by the Employer. Notwithstanding the above, if in connection with the termination of the Plan the Plan Administrator cannot ascertain the whereabouts of a Participant or Beneficiary after sending a registered letter, return receipt requested, to the last known address of such Participant or Beneficiary, and after contacting known relatives of the Participant or Beneficiary, the Trustee, upon confirmation of same by the Plan Administrator, may
(i) deposit those amounts in a federally insured savings account in the name of the Participant or Beneficiary or (ii) request that the Department of Banking and Finance of the State of Florida hold those amounts under Chapter 717 of the Florida Statutes as unclaimed property, and upon the grant of that request, the Trustee may submit those amounts to the Department of Banking and Finance of the State of Florida in accordance with Chapter 717 of the Florida Statutes.

         8.8  Qualified Domestic Relations Orders.

              (a) Notwithstanding any other provisions of this Article , the Trustee may make distributions pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code), provided that the Plan Administrator has properly notified the Participant and any alternate payee of its receipt of the order and has determined that the order is in fact a qualified domestic relations order. The Plan Administrator shall adopt reasonable procedures to determine the qualified status of such orders and to administer distributions thereunder.

              (b) During the period in which a determination is being made as to whether the order is a qualified domestic rela tions order, the Plan Administrator shall separately account for the amounts that would have been payable to the alternate payee during such period if the order had been determined to be a qualified domestic relations order. The Plan Administrator may direct the Trustee to hold those amounts in one or more funds, the primary objective of which is the preservation of principal, or it may continue to invest the amounts with the general assets of the Trust. If within eighteen (18) months the order is determined to be a qualified domestic relations order, then the Plan Administrator shall pay the amount subject to the order to the person entitled thereto; otherwise, those amounts shall be paid to the person who would have been entitled to them had there been no order.

              (c) Benefits payable to an alternate payee under a qualified domestic relations order may be paid upon the earlier of
(i) the date on which the Participant is entitled to a distribution under the Plan, or (ii) the later of (A) the date the Participant attains age fifty (50) or (B) the earliest date on which the Participant could begin receiving benefits under the Plan if the Participant separated from service with the Employer. However, not withstanding the preceding sentence, if the qualified domestic relations order specifically provides for an earlier distribution pursuant to an agreement between the Participant and the alternate payee, then the Trustee may make an earlier distribution to the alternate payee; provided, however, that if the distribution to the alternate payee exceeds $3,500, then the alternate payee must consent in writing to such distribution.


                            ARTICLE  IX
                      MINIMUM  DISTRIBUTIONS

ARTICLE  IX
MINIMUM  DISTRIBUTIONS:

        9.1  Minimum Distributions.

              (a)    This Section shall apply to distributions of a
Participant's   interest  and  will  take   precedence   over   any
inconsistent provisions of this Plan.

              (b)      All   distributions  required  under   this
Article shall be determined and made in accordance with the proposed regulations issued under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the proposed regulations.

         9.2 Required Beginning Date. The entire interest of a Participant must either be distributed or distribution of such interest must begin no later than the Participant's Required Beginning Date.

         9.3 Limits on Distribution Periods. As of the first Distribution Calendar Year, distributions may not be made over a period that exceeds the following (or a combination thereof):

              (a)    the life of the Participant;

              (b)     the  life of the Participant and a Designated
Beneficiary;

              (c) a period certain not extending beyond the Life Expectancy of the Participant; or

              (d) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a Designated Beneficiary.

         9.4 Determination of Amount to be Distributed Each Year. If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

              (a)    If a Participant's Benefit is to be distributed
over   (i) a period not extending beyond the Life Expectancy of  the
Participant or the joint life and last survivor expectancy of the Participant and the Participant's Designated Beneficiary, or (ii) a period not extending beyond the Life Expectancy of the Designated Beneficiary, the amount required to be distributed for each calendar year, beginning with the distribution for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant's Benefit by the Applicable Life Expectancy.

         The amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year, shall not be less than the quotient obtained by dividing the Participant's Benefit by the lesser of (i) the Applicable Life Expectancy, or
(ii) if the Participant's spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the proposed regulations. Notwithstanding the above, distributions after the death of the Participant shall be made using the Applicable Life Expectancy as the relevant divisor without regard to Section 1.401(a)(9)-2 of the proposed regulations. The minimum distribution required for the Participant's first Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Employee's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

              (b) If the Participant's Benefit is distributed in the form of an annuity purchased from an insurance company, then distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the proposed regulations issued thereunder.

         9.5  Death Distribution Provisions.

              (a) If a Participant dies after distribution of his interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

              (b) If the Participant dies before distribution of his interest begins, the distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death, except to the extent that an election is made to receive distributions in accordance with (i) or (ii) below:

                  (i) If any portion of the Participant's interest is payable to a Designated Beneficiary, then distributions may be made over the Life Expectancy or over a period certain not greater than the Life Expectancy of the Designated Beneficiary, commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died.

                 (ii) If the Designated Beneficiary is the Participant's surviving spouse, then the date distributions are required to begin under paragraph (a) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year in which the Participant died or (B) December 31 of the calendar year in which the Participant would have attained age 70-1/2.

         If the Participant has not made an election pursuant to this paragraph (b) by the time of his or her death, then the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of (i) December 31 of the calendar year in which distributions would be required to begin under this Section, or (ii) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no Designated Beneficiary or if the Designated Beneficiary does not elect a method of distri bution, then the distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

              (c) If the surviving spouse dies after the Participant but before payments to such spouse begin, then the provisions of paragraph (b) above (with the exception of clause
(ii) therein) shall be applied as if the surviving spouse were the Participant.

              (d) For purposes of this Section, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

              (e) For purposes of this Section, the distribution of a Participant's interest is considered to begin on the Partici pant's Required Beginning Date (or, if paragraph (c) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to paragraph (b) above). If a distribu tion in the form of an annuity irrevocably commences to the Partici pant before the Required Beginning Date, then the date the distribution is considered to begin is the date distribution actually commences.

         9.6  Definitions.

              (a)     "Applicable Life Expectancy" means  the  Life
Expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year, reduced by one for each calendar year which has elapsed since the date the Life Expectancy was first calculated. If the Life Expectancy is being recalculated, the
Applicable Life Expectancy shall be the Life Expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year and, if the Life Expectancy is being recalculated, such succeeding calendar year.

              (b) "Designated Beneficiary" means the individual who is designated as the Beneficiary under the Plan in accordance with Section 401(a)(9) of the Code and the proposed regulations issued thereunder.

              (c) "Distribution Calendar Year" means a calendar year for which a minimum distribution is required. For distribu tions beginning before the Participant's death, the first Distri bution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin.

              (d) "Life Expectancy" means the life expectancy or joint and last survivor expectancy computed by use of the expected return multiples in Tables V and VI of Treasury Regulation
Section 1.72-9.

         Unless otherwise elected by the Participant (or spouse, in the case of distributions described in Section (b)(ii) above) by the time distributions are required to begin, Life Expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The Life Expectancy of a nonspouse Beneficiary may not be recalculated.

              (e) "Participant's Benefit" means the account balance as of the last Valuation Date in the calendar year immedi ately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions or Forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valu ation Date; provided, however, that if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

              (f) "Required Beginning Date" means the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2. Notwithstanding the foregoing, the Required Beginning Date of a Participant who attained age 70-1/2 before January 1, 1988 shall be determined as follows:

                  (i) The Required Beginning Date of a Participant who is not a 5-percent owner (as defined in Section 416(i)(1)(B)(i) of the Code) is the first day of April of the calendar year following the calendar year in which the Participant retires or attains age 70-1/2, whichever occurs later.

                 (ii) The Required Beginning Date of a Participant who is a 5-percent owner during any year beginning after December 31, 1979 is the first day of April following the later of:

                      (A) the calendar year in which the Participant attains age 70-1/2, or

                      (B) the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a 5-percent owner, or the calendar year in which the Participant retires.

        The Required Beginning Date of a Participant who is not a 5-percent owner who attains age 70-1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

        For purposes of this Section, a Participant is treated as a 5-percent owner if such Participant is a 5-percent owner at any time during the Plan Year ending with or within the calendar year in which the Participant attains age 66-1/2 or any subsequent Plan Year.

         Once distributions have begun to a 5-percent owner under this Section, they must continue, even if the Participant ceases to be a 5-percent owner in a subsequent year.



                            ARTICLE  X
    FIDUCIARY  RESPONSIBILITY  AND  INVESTMENT  OF  PLAN  FUNDS


ARTICLE  X
FIDUCIARY  RESPONSIBILITY  AND  INVESTMENT  OF  PLAN  FUNDS:

        10.1 Basic Responsibilities of Trustee. The Trustee shall have the following categories of responsibilities:

              (a) Consistent with the funding policy established by the Employer, to invest, manage and maintain custody of the Trust assets.

              (b) At the direction of the Plan Administrator, to distribute benefits to Participants or their Beneficiaries as required under the terms of the Plan.

              (c) To maintain records of receipts and disburse ments on behalf of the Trust Fund and to furnish the Employer and/or Plan Administrator with the information required hereunder.

         If there shall be more than one Trustee, they shall act by a majority of their number, but may authorize one or more of them to act on their behalf.

        10.2 Assets Held as Single Fund. The Trustee shall invest and reinvest the Trust assets, together with the income thereof, in its absolute discretion (except to the extent directed by an Investment Manager under Section or by Participants under Section ), without distinction between principal and income. All contributions from time to time paid to the Trustee by or on behalf of the Employer, along with the income therefrom, may after alloca tion be held and administered by the Trustee as a single fund, and the Trustee shall not be required to segregate or invest separately any share of a Participant in the Trust, except as otherwise provided in this Plan.

       10.3 Powers of Trustee. In carrying out the Plan's funding policy and method, as established by the Employer (and except as directed by an Investment Manager or by the Participants), the Trustee is authorized:

              (a) to invest and reinvest the monies accumulated in the Trust, without distinction between principal and income, in common or preferred stocks (whether or not listed on any exchange), bonds, notes, debentures, mortgages, equipment trust certificates, investment trust certificates, mutual funds or other securities, real estate, personal property, limited partnership units, stock options (including puts and calls), guaranteed insurance contracts, repurchase agreements, commercial paper and such other investments (including its own savings accounts, certificates of deposit and common or pooled investment funds) as it may deem suitable and which are not prohibited under the Code or ERISA;

              (b) to sell, exchange, convey, transfer or other wise dispose of any property held by it, by private contract or at public auction, and no person dealing with the Trustee shall be required to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;

              (c)     to  vote  upon  any stocks,  bonds  or  other
securities and to give general or special proxies or powers of attorney with or without power of substitution (provided, however, that the Trustee shall have no responsibility for voting proxies with respect to those assets of the Trust Fund that are managed by an Investment Manager, or with respect to assets held in a Participant Directed Account), to exercise any conversion privileges, subscription rights or other options and to make payments incidental thereto, to open and maintain margin accounts in connection with the purchase of securities, to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities, to delegate discretionary powers and to pay any assessments or charges in connection therewith, and, generally, to exercise all of the powers of owner with respect to stocks, bonds, securities and other property held in the Trust;

              (d) to negotiate, execute and deliver an option or agreement for the purchase of securities, including bonds, preferred or common stocks and mutual funds, and real or personal property;

              (e) to make, execute, acknowledge and deliver documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers granted herein;

              (f) to register any investment held in the Trust in its own name or in the name of a nominee and to hold any investment in bearer form, but the books and records of the Trustee shall at all times show that such investments are part of the Trust;

              (g) to employ suitable agents and counsel and to pay their reasonable expenses and compensation;

              (h) to borrow on behalf of the Plan and to use assets of the Trust as security for such loans;

              (i) to purchase insurance on the life of any Participant in accordance with the terms of the Plan;

              (j) to invest funds in Qualifying Employer Real Property and Qualifying Employer Securities, but not to exceed ten percent (10%) of the fair market value of the assets of the Trust;

              (k) to settle, compromise or submit to arbitration any claims or debts due to or owed from the Plan;

              (l) to commence or defend suits or administrative proceedings, and to represent the Plan in connection therewith;

              (m) to do all acts, whether or not specifically authorized herein, which it deems necessary or proper for the protection of the Trust assets and the administration of the Trust; and

              (n) to apply for and procure from an insurer, at the direction of the Administrator, such annuity or other contracts on the life of any Participant as the Administrator shall deem proper, to exercise whatever rights and privileges may be granted under such annuity or other contracts and to collect, receive and settle for the proceeds of all such annuity or other contracts as and when entitled to do so under the provisions thereof.

         The Trustee may keep such portion of the Trust in cash or cash equivalents as it deems appropriate and shall not be required to pay interest on cash held by it pending investment.

        10.4 Selection of Investment Objectives. Subject to the provisions of Section (a), the Employer may designate in writing the investment objectives of the Trust Fund, such as the proportion or percentage of Trust assets, if any, to be placed in equity investments (including equity funds of any collective, commingled or common trust fund maintained by the Trustee), fixed income investments (including fixed income funds of any collective, commingled or common trust fund maintained by the Trustee) or life insurance contracts. In the event the Employer fails to designate in writing its preference regarding the investment of the assets of the Trust, such assets shall be invested by the Trustee, the primary objective of which is the preservation of principal, except as otherwise directed under the terms of the Plan.

       10.5 Directed Investment by Investment Manager.

              (a) The Employer may appoint an Investment Manager and, in such event, may direct, by written notice, the segregation of any portion of the Trust in a separate investment account or accounts for investment and reinvestment by the Investment Manager. If the investment of the Trust is to be directed in whole or in part by an Investment Manager, the Employer shall deliver to the Trustee a copy of the document appointing the Investment Manager and evidencing the Investment Manager's acceptance of such appointment, an acknowledgment in writing by the Investment Manager that it is a Fiduciary with respect to the Plan, and, if applicable, a certificate evidencing the Investment Manager's current registration under the Investment Advisers Act of 1940. The Trustee shall be fully protected in relying upon those instruments until otherwise notified in writing by the Employer.

              (b) The Trustee shall follow the directions of the Investment Manager regarding the investment and reinvestment of the Trust (or such portion thereof as shall be under management by the Investment Manager). The Trustee shall be under no duty or obligation  to  review  any investment  to  be  acquired,  held  or disposed of pursuant to such direction or to make any recommen dations with respect to the disposition or continued retention of any such investment, and the Investment Manager shall have sole responsibility for voting proxies for those assets of the Trust that it manages. The Trustee shall have no liability or responsibility for acting or not acting pursuant to the direction of, or for failing to act in the absence of any direction from the Investment Manager, unless the Trustee knows that by such action or failure to act it would be committing a breach of fiduciary duty or participating in a breach of fiduciary duty by the Investment Manager. The Employer hereby agrees to indemnify and hold the Trustee harmless from and against any and all liability by reason of its acting pursuant to the direction of the Investment Manager or failing to act in the absence of such direction.

              (c) An Investment Manager may from time to time issue orders for the purchase or sale of securities directly to a broker and, in order to facilitate such transaction, the Trustee upon request shall execute and deliver the appropriate trading authorizations. Notification of the issuance of each order shall be given promptly to the Trustee by the Investment Manager, and the execution of such orders shall be confirmed by notice to the Trustee by the Investment Manager or the broker in accordance with standard commercial practices. Upon such notification the Trustee shall be authorized to pay for securities purchased against receipt thereof and to deliver securities sold against payment therefor, as the case may be.

              (d) In the event that an Investment Manager shall resign or be removed by the Employer, the Trustee, after written notification of such removal or resignation, and upon acceptance by the Trustee, shall manage the investment of the Trust unless and until it is notified of the appointment of another Investment Manager.

       10.6 Directed Investment by Participants.

              (a) The Employer, in its sole discretion, may permit Participants (on a uniform and nondiscriminatory basis) to direct the investment of the assets of any one or more of their accounts. The Employer may, in its discretion, limit the invest ment options available to Participants to those investments desig nated by the Employer or it may permit the Participants to direct the investment of the assets of their accounts in any manner requested by the Participant; provided, however, that no Participant may designate that any portion of his accounts be
invested   in   "collectibles,"  as  that  term   is   defined   in
Section 408(m)(2) of the Code. If the Employer elects to limit the investment to certain designated alternatives, the Employer may add or delete investment options from time to time. The Employer, in its sole discretion, may determine each Plan Year whether Participants shall be permitted to direct the investment of all or any of their accounts, regardless of whether Participants were permitted to direct the investment of any account in prior Plan Years.

              (b) In the event that the Employer permits Par ticipants to direct the investment of one or more of their accounts for a Plan Year, the following procedures shall apply:

                  (i) The Employer shall advise the Plan Ad ministrator in writing of the accounts over which Participants will be permitted to direct investments and the available investment options, if any. The Plan Administrator shall then communicate that information to the Participants and allow them to make written investment elections in accordance with its administrative policy. Upon receipt of those written directions, the Plan Administrator shall forward them to the Trustee, who shall make investments in accordance therewith within a period of thirty (30) days after receipt thereof.

                 (ii) Pending receipt of the initial investment direction from a Participant as provided in (i) above (or in the absence of such direction), the Trustee shall invest the entire amount of that Participant's Directed Account with the nonsegregated accounts or, if there are no nonsegregated accounts, in one or more funds the primary objective of which is the preservation of principal, and such amounts shall remain so invested until the Trustee receives from the Plan Administrator written investment directions from the Participant to the contrary. Once a Participant has selected a particular investment with respect to all or a portion of his Participant Directed Account, such portion shall remain so invested until the Participant directs otherwise (in accordance with this Section), and neither the Trustee nor the Plan Administrator shall have any obligation or responsibility to review or monitor the performance of that investment.

                (iii) The Plan Administrator shall establish reasonable procedures for notifying Participants of the available investment alternatives and for implementing the selection by Participants of the various investment options, and either the Plan Administrator or Trustee may refuse to carry out any investment election that is not made in accor dance with those procedures. The Employer may change avail able investment options or designate additional investment options from time to time in it sole discretion.

                 (iv) The account of any Participant may be charged for the expenses of carrying out the investment elections of that Participant.

              (c) Except as otherwise required by law, no Participant shall be deemed a Fiduciary by reason of giving in vestment directions hereunder, and no person who is otherwise a Fiduciary shall be liable for any loss attributable to such directed investments, or for the result of a Participant's exercise of control over the investment of his or her accounts which would otherwise constitute a breach of fiduciary responsibility. Neither the Trustee, the Plan Administrator nor any other person shall be under a duty to question the selection of an investment by a Participant or to make suggestions to him in connection therewith. Any loss occasioned by a Participant's selection of an investment (or his failure to change a selection) shall not be the responsibility of the Trustee, the Administrator or any other person. Neither the Trustee nor the Administrator shall be liable to any Participant for the failure to make an investment selected by him if, in the exercise of due diligence, the Trustee has not been able to (i) acquire such investment or other property on reasonable terms, taking into account the price and conditions of purchase, (ii) acquire securities or other property that satisfy the specifications and parameters established by the Administrator as an investment option available to Participants, or (iii) obtain sufficient cash to make the investment in accordance with a Participant's election on account of the lack of funds in such
Participant's  accounts  or  a  lack  of  liquidity   of   existing
investments.

              (d) Any increase in the cost of administration of the Plan charged by the Trustee arising out of the segregation and individual direction of account balances at the election of a Participant may, upon the direction of the Employer, be paid by that Participant or, if not so paid, withdrawn from the Partici pant's account.

        10.7 Powers and Duties of Plan Administrator. The primary responsibility of the Plan Administrator is to administer this Plan in accordance with its terms for the exclusive benefit of the Participants and their Beneficiaries. In this regard, the Administrator shall determine all questions arising in connection with the administration, interpretation and application of the Plan. Specifically, the Administrator is empowered:

              (a) to determine the eligibility of Employees to participate hereunder;

              (b) to direct the Trustee with respect to the form and timing of the distribution of benefits to Participants and Beneficiaries;

              (c) to interpret the provisions of the Plan and to formulate rules and regulations for its operation;

              (d) to communicate with the Participants as neces sary and to assist any Participant regarding his rights, benefits or options available under the Plan; and

              (e) to perform all other functions required here under and to take any further action, whether specified herein or directed by the Employer or the Trustee, as may be necessary for the proper administration of this Plan.

         Any decision by or action of the Plan Administrator shall be final and binding unless clearly arbitrary and capricious.

       10.8 Records and Reports.

              (a) The Trustee shall maintain records of the disposition of the assets of the Trust, which shall be open to inspection at all reasonable times to any person designated in writing by the Employer. Within ninety (90) days following the close of each Plan Year (or such later date as may be agreed upon between the Trustee and the Employer), the Trustee shall file with the Employer a written statement (i) setting forth all investments, receipts, disbursements and other transactions effected during such year, (ii) containing an exact description of all securities purchased and sold and (iii) showing the cost or net proceeds of sale, and listing the securities and other Plan assets held at the end of the year, and the cost of each item as carried on the books of the Trustee.

              (b) The Plan Administrator shall maintain records of the administration of this Plan, which shall be open to inspec tion at all reasonable times to any person designated in writing by the Employer. The Administrator shall be responsible for preparing and filing all reports, tax returns and other materials required by the Department of the Treasury and the Department of Labor, and for supplying the Participants and Beneficiaries with all information regarding the operation of the Plan and Trust as required by law.

         10.9 Compensation of the Trustee and Administrative Expenses of the Trust. Subject to the prohibited transaction rules set forth in Section 4975 of the Code, the Trustee shall be entitled to reasonable compensation for services rendered as may be agreed with the Employer from time to time. The Trustee and the Plan Administrator shall be entitled to payment of all reasonable expenses incurred in the performance of their duties hereunder, including taxes and fees for legal and accounting services. The compensation and expenses of the Trustee and the Plan Administrator may be charged against and paid out of the Trust upon either the written request of the Employer or, if not paid within thirty (30) days after an invoice for such compensation or expenses is presented to the Employer, in the discretion of the Trustee.

        10.10    Communication to Trustee to be in  Writing.   Any
determination or action of the Employer pursuant to the provisions of this Plan shall be communicated in writing to the Trustee. The Trustee shall be entitled to rely on all information received from the Employer, and shall be under no duty to make a determination as to its validity.

        10.11 Taxes. The Trustee shall have the right to pay out of the Trust all taxes imposed or levied with respect to Trust assets, and in its discretion may contest the validity or amount of any tax, assessment, claim or demand with respect to the Trust or any part thereof.

       10.12   Fiduciary Responsibility.

              (a) The Trustee is designated as a Fiduciary of this Plan and Trust and (except to the extent directed by an Investment Manager under Section or by Participants under Section ) is charged with the making of Trust investments and the maintenance of the necessary records as specified in Section (a). In this regard, all investments under the Plan shall be made by the Trustee in a prudent manner, and in making investments all Participants in similar circumstances shall be treated equally and on a nondiscriminatory basis. In addition, the Trustee shall maintain diversity in selecting Plan investments unless under the circumstances it is clearly prudent not to do so. Although the Employer has the right to recommend general areas of investment under Section , its powers are advisory only and its recommenda tions shall be reviewed by the Trustee and implemented only when determined by the Trustee to be prudent and proper in light of the current assets of the Trust, the probable benefit to the Participants and whatever other factors the Trustee shall in its discretion deem important.

              (b) The Trustee shall not be liable for, and the Employer shall indemnify and hold the Trustee harmless against any liability, loss, expense, assessment or cost, including, but not limited to, legal fees, expenses and costs incurred by the Trustee
(i) as a direct or indirect result of (A) the duties and responsibilities allocated to it under this Plan, including action taken at the direction of the Employer, the Plan Administrator or their agents, (B) reliance on advice of counsel, (C) any failure to act if action can reasonably be taken only after receipt from the Employer, the Plan Administrator or their agents of specific directions where such directions are either required under the Plan or are requested by the Trustee, or (D) any act or failure to act by the Trustee as a direct or indirect result of the failure of the Employer, the Plan Administrator, any predecessor trustee, custodian or other fiduciaries of the Plan to act in accordance with its terms or applicable law and (ii) which are not attributable to the Trustee's own negligence, willful misconduct or lack of good faith.

              (c) The Plan Administrator is designated as a Fiduciary of this Plan and Trust. The Plan Administrator shall have responsibility, subject to the terms hereof, for the admin istration and operation of this Plan and the maintenance of the necessary records as specified in Section (b). The Plan Administrator may be removed by the Employer or may voluntarily resign from said capacity. Such removal or resignation shall be in writing and shall be effective only upon the appointment of a successor and the written acceptance by the new Plan Administrator of the responsibility and liability attaching to that position as set forth herein. In the event of removal or resignation, the Plan Administrator shall transfer to its successor such records as may be reasonably required for the proper administration of the Plan.

       10.13   Removal and Resignation of Trustee.

              (a)    The Trustee may be removed by the Employer  by
the delivery to the Trustee of a written directive to that effect. The Trustee may resign by the delivery to the Employer of a written resignation. Such removal or resignation shall become effective thirty (30) days from the date of the delivery of the directive or resignation, as the case may be, unless otherwise agreed by the Employer and the Trustee. In the event of such removal or resignation, the successor trustee, upon acceptance of the appointment by an instrument in writing delivered to the Employer, shall become vested with all the rights and shall assume all the duties of the Trustee under this Plan and Trust.

              (b) In the event of the death, incapacity, removal or resignation of the Trustee and the appointment of (and acceptance by) a successor, the Trustee (or his personal repre sentative) shall endorse, transfer, assign, convey and deliver to said successor all of the funds, securities and other property then held by it in the Trust and such records as may be reasonably required for the proper administration of the Trust. In addition, the Trustee (or his personal representative) shall, as soon as administratively feasible, file with the Employer a statement and report of the operation of this Plan and Trust to the effective date of such death, incapacity, removal or resignation.

              (c) If the Employer fails to amend the Plan and Trust and to appoint a successor trustee within ninety (90) days from the date of death, incapacity, resignation or removal of the Trustee, the Plan and Trust shall terminate and all benefits held in the Trust for the benefit of Participants shall become nonfor feitable and shall be distributed in accordance with Article .

        10.14 Bonding. Every Fiduciary, unless exempted under ERISA, shall be bonded in an amount equal to not less than ten percent (10%) of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year based on the funds handled by such Fiduciary and his predecessors, if any, during the preceding Plan Year or, if there is no preceding Plan Year, then by the amount of funds to be handled during the current Plan Year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary, alone or in connivance with others, and shall be in a form approved by the Secretary of Labor. Notwithstanding anything in this Plan to the contrary, the cost of such bond may, at the election of the Employer, be paid from the Trust Fund or by the Employer. No Fiduciary shall be liable for the failure of any other Fiduciary to comply with the bonding requirements of this Section.



                            ARTICLE  XI
                     PARTICIPATING  EMPLOYERS

ARTICLE  XI
PARTICIPATING  EMPLOYERS:

        11.1 Adoption by Other Employers. With the consent of the Employer and the Trustee, any other corporation or entity, whether or not a member of a controlled group of corporations or affiliated service group of which the Employer is a member (as described in Section ), may adopt this Plan and participate herein as a "Participating Employer" by execution of a document acceptable to the Employer evidencing said adoption.

        11.2 Contributions by Employer and Participating Employers.

              (a) Contributions made by the Employer or any Participating Employer under this Plan and Forfeitures allocable to such contributions shall be allocated separately on behalf of the employees of that Employer or Participating Employer; however, all contributions by the Employer and each Participating Employer shall be deposited with and held by the Trustee subject to the terms and conditions hereof and all assets held under the Plan shall be available to pay benefits to any Participant and Beneficiary of the Employer or any Participating Employer. The Plan Administrator shall keep books and records that reflect the total contributions made by the Employer and Participating Employers hereunder and the allocation of said contributions to the accounts of the Participants.

              (b) Notwithstanding paragraph (a) above, if one or more corporations, partnerships or unincorporated trades or businesses that adopts this Plan as a Participating Employer is a member of a controlled group of corporations (as defined under
Section 414(b) or 414(c) of the Code) or affiliated service group (as defined in Section 414(m) of the Code) with one or more other corporations, partnerships or unincorporated trades or businesses that has adopted this Plan, and if that entity is prevented in whole or in part from making a contribution to this Plan, then all or any portion of the contribution that such corporation, partnership or unincorporated trade or business does not make may be made for the benefit of the employees of that entity by the other corporations, partnerships or unincorporated trades or businesses, as permitted under the Code and applicable Treasury Regulations.

        11.3 Employee Transfers and Terminations. The transfer of employment of any Participant from the Employer to a Participating Employer or from a Participating Employer to the Employer shall not affect a Participant's rights under this Plan. In such event, all amounts credited to that Participant's Aggregate Account shall remain intact and no part thereof shall be forfeited. In addition, the Participant's Years of Service with the transferor or prede cessor and his length of participation in this Plan shall continue without interruption, and the transferee or successor shall be obli gated to such Participant under the Plan in the same manner as the former employer. The Employer or Participating Employer to whom a Participant is transferred shall notify the Plan Administrator in writing of the transfer.

        11.4 Designation of Employer as Agent. With respect to all dealings with the Trustee and Plan Administrator under this Plan, each Participating Employer shall be deemed to have irrevocably designated the Employer as its agent. Unless the context of the Plan indicates the contrary, "Employer" shall be deemed to include all Participating Employers.

        11.5 Expenses Shared by Participating Employers. All expenses of the Trust shall be paid by each Participating Employer in the same proportion that the total amount credited to the Aggre gate Accounts of all Participants employed by the Participating Employer bears to the total amount credited to the Aggregate
Accounts of all Participants in this Plan, except that any such expense specifically arising out of the adoption of this Plan by a Participating Employer or resulting from the participation of its employees shall be charged to and paid by that Participating Employer.

        11.6 Amendment. If one or more Participating Employers has adopted this Plan, then any amendment to the Plan shall be effective only upon its written adoption by each Participating Employer.

        11.7 Discontinuance of Participation. Any Participating Employer may discontinue or revoke its participation in this Plan by written notice to the Trustee and Plan Administrator. In such event, the Trustee and Administrator shall transfer a portion of the assets of the Trust to the successor trustee, representing the allocable share of the account balances of the Participants employed by that Participating Employer, and shall deliver copies of the applicable records of the Plan to the successor admin istrator designated in writing by the Participating Employer. If no successors are designated within thirty (30) days of receipt of the aforesaid written notice by the Trustee, this Plan and Trust shall be deemed to have terminated as to that Participating
Employer and the account balances of employees of that Participating Employer shall be distributed in accordance with Article .


                           ARTICLE  XII
                    AMENDMENT  AND  TERMINATION

ARTICLE  XII
AMENDMENT  AND  TERMINATION:

        12.1 Right to Amend.

              (a) To the extent consistent with the requirements of qualification for income tax purposes, the Employer reserves the right to amend this Plan and Trust, either retroactively or prospectively, by delivering to the Trustee and Plan Administrator a written amendment. Any such amendment shall be effective only upon its execution by the Employer and Trustee. An amendment which materially affects the rights of the Participants hereunder shall be communicated to the Participants in writing.

              (b) Notwithstanding paragraph (a) above, neither the Employer nor the Trustee shall have the power to amend this Plan and Trust in such a manner as would decrease a Participant's account balance (except to the extent permitted under
Section  412(c)(8)  of the Code), eliminate  an  optional  form  of benefit or distribution, cause or permit any part of the Trust to be diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates, or to take such action as would cause or permit any portion of the assets of the Trust to revert to or become the property of the Employer (except as permitted under Sections , , and hereof); and provided, further, that no amendment shall cause or permit the retroactive diminution of any rights which the Participants have acquired with respect to contributions made prior to the date of any such amendment, unless the amendment is required to obtain approval from the Internal Revenue Service for the continued qualification of this Plan and Trust for tax purposes.

        12.2 Right to Terminate. The Employer shall have the right to terminate this Plan (with or without the termination of the Trust) by delivering to the Trustee a written notice of termination at least thirty (30) days prior to the effective date thereof. In the event of the termination or partial termination of this Plan, the account balances of all participating Employees affected by such termination shall become fully vested and the provisions of Article shall apply.

       12.3 Permanent Discontinuance of Contributions. The permanent discontinuance on the part of the Employer of further contributions to this Plan shall constitute termination of the Plan and shall result in the full vesting of the account balances of the Employer's participating Employees. For purposes of this Section, permanent discontinuance will not be deemed to have occurred merely because of a temporary suspension of contributions by the Employer.



                           ARTICLE  XIII
                           MISCELLANEOUS

ARTICLE  XIII
MISCELLANEOUS:

        13.1 Exclusive Benefit of Participants. Except as set forth in Sections , , and hereof, no part of the Trust shall revert to the Employer or be used or diverted for any purpose other than for the exclusive benefit of the Participants or their Beneficiaries.

        13.2 Plan Does Not Restrict Employer's Employment and Business Policies. Nothing in this Plan shall be construed as a contract of employment or as modifying or limiting in any way the right of the Employer to terminate the employment of any Employee, to establish policy, or otherwise to conduct business in the same manner as though this Plan and Trust had not been entered into.

        13.3 Rights Against Employer. Neither the establishment of this Plan, any allocation made hereunder, nor the accumulation of benefits in the Trust shall be construed as giving any Participant or any other person a legal or equitable right against the Trustee, the Plan Administrator or the Employer, or any member, officer, director, Employee, agent, partner or stockholder thereof, except as expressly provided herein or as required by law.

        13.4 Intention to Continue Plan. The Employer expects to continue this Plan and the payment of contributions hereunder indefinitely; however, the permanence of the Plan is not assumed as a contractual obligation and, in the event of the termination of the Plan for any reason, the disposition of the funds in the Trust shall be made in accordance with the applicable provisions hereof.

        13.5 Assumption of Plan by Successor.

              (a) If the Employer is merged or consolidated with any other employer, or if any other employer acquires substantially all the assets of the Employer, such surviving or purchasing employer may elect to continue this Plan. In that event, the Participants employed by the Employer who continue their employment with such successor employer shall remain as Participants of this Plan without a Break in Service. Those Participants employed by the Employer who are not retained by the successor employer (or, if the successor employer does not continue this Plan, all Participants) shall be fully vested in their account balances, which shall be paid in accordance with the provisions of Article .

              (b) Upon any merger or consolidation with another employer, or upon the transfer of assets or liabilities to another plan, each Participant shall be entitled to receive immediately thereafter a benefit which is at least equal in value to the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

        13.6 Predecessor Employer. If, by adopting this Plan, the Employer is maintaining the plan of a predecessor employer, then service for such predecessor shall be treated as service for the Employer.

        13.7 Controlled or Affiliated Service Groups.

              (a) The Employees of all corporations which are members of a controlled group of corporations (as defined in
Section  414(b) of the Code, as modified by Section 415(h)  of  the
Code), the Employees of all trades or business--whether or not incorporated--which are under common control (as defined in
Section  414(c) of the Code, as modified by Section 415(h)  of  the
Code), and the Employees of all members of an affiliated service group (as defined in Section 414(m) of the Code) shall be treated as employed by a single employer, but only for the specific pur poses cited in those provisions of the Code.

              (b) If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the plan established for such other trades or businesses must, when examined as a single plan, satisfy Sections 401(a) and (d) of the Code for the Employees of this and all other trades or businesses.

              If this Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan that satisfies Sections 401(a) and (d) of the Code and that provides contributions and benefits not less favorable than those provided for the Owner-Employees under this Plan.

              If an individual is covered as an Owner-Employee under the plan or plans of two or more trades or businesses that are not controlled and the individual controls a trade or business, then the contributions or benefits of an employee under the plan or plans of the trades or businesses that are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business that is not controlled.

              (c) For purposes of paragraph (b) above, an Owner-Employee or two or more Owner-Employees will be considered to "control" a trade or business if that Owner-Employee or the two or more Owner-Employees together (i) own the entire interest in an unincorporated trade or business or (ii) in the case of a partnership, own more than fifty percent (50%) of either the capital interest or the profits interest in the partnership. For purposes of this paragraph (c), an Owner-Employee or two or more Owner-Employees shall be treated as owning any interest in a part nership that is owned, directly or indirectly, by a partnership that such Owner-Employee or such two or more Owner-Employees are considered to control within the meaning of the preceding sentence.

        13.8 Leased Employees.

              (a)     A  leased  employee shall be  treated  as  an
employee of the recipient employer; provided, however, that contributions or benefits furnished by the leasing organization that are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

              (b) Paragraph (a) above shall not apply to any leased employee if (i) such employee is covered by a money purchase pension plan providing (A) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, (B) immediate participation, and (C) the full and immediate vesting of benefits, and (ii) leased employees do not constitute more than twenty percent (20%) of the recipient employer's Non-Highly Compensated Employee work force. For purposes of this paragraph, "compensation" shall include amounts contributed pursuant to a salary reduction agreement which are excludable from the leased employee's gross income under Sections 125, 402(a)(8), 402(h)(1)(B) or 403(b) of the Code.

              (c) For purposes of this Section, the term "leased employee" means any person who, pursuant to an agreement between the recipient and any other person or entity (the "leasing organization"), has performed services for the recipient (or for the Employer and related persons, determined in accordance with
Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year and such services are of a type historically performed by employees in the business field of the recipient employer.

        13.9 Interest in Trust not Subject to Creditors' Claims. Except to the extent required by law, neither the benefits, payments, proceeds nor rights of any Participant hereunder shall be subject to the claims of creditors, to attachment or garnishment or other legal process, or to alienation, sale, transfer, pledge, encumbrance or assignment, and any attempt by a Participant to alienate, sell, transfer, pledge, encumber or assign any of the benefits, payments or proceeds that he may expect to receive hereunder shall be void. The preceding sentence shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order unless such order is determined to be a qualified domestic relations order, as defined in Section 414(p) of the Code.

        13.10 Internal Revenue Service Approval of Employer's Plan. Notwithstanding anything to the contrary contained herein, this Plan is created on the condition precedent that the Plan and Trust meet the qualification requirements of Sections 401(a) and 501(a) of the Code, so as to permit the Employer to deduct for income tax purposes all funds contributed by it to the Trust, and so as to permit the Trust to be exempt from income taxation. If such qualification is not obtained, this Plan shall, upon affir mative action taken by the Employer within sixty (60) days of receiving notice of disapproval, terminate, in which event the Trustee shall immediately deliver to the Employer all of the assets of the Trust.

        13.11 Mistake of Fact. In the event the Employer shall make a contribution to the Trust under a mistake of fact, the Employer may make written demand for the repayment of the amount so contributed at any time within one (1) year following the time of payment, and the Trustee shall then return such amount to the Employer within said one (1) year period.

        13.12 Disallowance of Deduction. Any contribution by the Employer to the Trust is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent that any such deduction is subsequently disallowed, the Employer may, within one (1) year following a final determination of the
disallowance,  make  written  demand  for  the  repayment  of   the
disallowed amount, and the Trustee shall then return such sum within the said one (1) year period.

        13.13   Restrictions on Return of Contributions.

              (a)     For  purposes of Sections   and   above,  the
amount that may be returned to the Employer shall be limited to the excess of the amount contributed by the Employer to the Plan over:

                  (i) as to Section, the amount that would have been contributed had the mistake of fact not occurred; or

                 (ii) as to Section , the amount of the deduction allowed by the Internal Revenue Service during the Plan Year of the disallowance.

              (b) Earnings attributable to the contributions returned under Sections and shall not revert to the Employer, but any losses attributable thereto shall reduce the amount so returned. Notwithstanding anything to the contrary contained in Sections and , no amounts shall be returned to the Employer to the extent that such return would cause the balance of the account of any Participant to be reduced to less than the balance that existed prior to the mistake of fact or the disallowance of the deduction.

        13.14 Claims. A Participant or Beneficiary may file with the Plan Administrator a written claim for benefits upon the oc currence of any event which in the claimant's opinion gives rise to the payment of benefits hereunder. In the event the Administrator shall determine that the claimant is not entitled to the claimed benefits, it shall so notify the claimant in writing within ninety (90) days of receipt of the claim and shall set forth the reasons for such determination, with specific reference to the terms of the Plan upon which the denial is based. The claimant may request that an adverse determination be reviewed by the Employer and shall be given the opportunity within ninety (90) days of said request to present any additional information which may establish his right to the benefit so claimed. The decision of the Employer with respect to any such appeal shall be rendered in writing and shall be delivered to the claimant within sixty (60) days following receipt of the appeal. The Employer's decision shall be final and binding on all parties. The Administrator and the Employer shall keep the Trustee fully advised in writing of the filing and disposition of all claims hereunder.

        13.15   Direct Rollovers.

              (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

              (b)    Definitions.

                  (i)  Eligible rollover distribution:  An  eligible
rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee,
except  that  an  eligible  rollover  distribution  does   not
include:   any  distribution that is one of a  series  of  sub
stantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the  distributee and the distributee's designated beneficiary,
or   for  a  specified  period  of  ten  years  or  more;  any
distribution to the extent such distribution is required under
Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (deter mined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                 (ii)      Eligible retirement plan:   An  eligible
retirement plan is an individual retirement account  described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code that accepts the distributee's eligible rollover distribution. However, in the case  of  an  eligible rollover distribution to the  surviving
spouse,   an   eligible  retirement  plan  is  an   individual
retirement account or individual retirement annuity.

                (iii) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                 (iv) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

        13.16 Agent for Service of Process. For all purposes under this Plan and Trust, including the filing of claims pursuant to Section , the Plan Administrator shall be the agent for service of process.

        13.17 Masculine, Feminine. In construing this Plan, the masculine shall be read to include the feminine and vice versa, except where the context expressly indicates otherwise.

        13.18 Applicable Law. The provisions of this Plan and Trust shall be construed, administered and enforced according to the laws of the State of Florida, except to the extent that such laws are inconsistent with or are superseded by the Code or ERISA.



         IN WITNESS WHEREOF, this Plan and Trust has been executed on the date set forth on the first page.


Signed, sealed and delivered
in the presence of:
                                   EMPLOYER:

                                   Orange-co of Florida, Inc.



Kay L. Hodgkins                         By:  Gene Mooney
- - ---------------                         ----------------
Kay L. Hodgkins                         Gene Mooney, President,
                                        President

Gwen C. Banks
- - --------------
Gwen C. Banks

Witnesses as to Employer




                                        TRUSTEE:



Kay L. Hodgkins                         By:  B.H. Griffin, III
- - ---------------                         ----------------------
Kay L. Hodgkins                         B. H. Griffin, III


Gwen C. Banks
- - --------------
Gwen C. Banks

Witnesses as to Trustee